Exhibit 10.3

Office Lease Agreement

Whereas this Office Lease Agreement (the “Lease Agreement”) is made by and between the undersigned:

LANDLORD: Admiral Overseas Corporation (hereafter referred to as Party A); and

TENANT: Applied Optoelectronics Incorporated (AOI) Taiwan (hereafter referred to as Party B).

The above two parties agree to the terms and conditions set forth below:

I. LEASED PREMISES: The four units owned by Party A at 5F., No. 700, Zhongzheng Rd., Zhonghe Dist., New Taipei City, 5F-6~5F-8 (the scope of the leased premises is shown in the attached graph) with a space of 347.53 pings (covering the leased premises and amortized public facilities), plus one parking slot (No. 1582) at B2 floor.

II. LEASE PERIOD:

1.	The Lease Period is from October 01, 2013 to March 31, 2015, and the tenant/landlord relationship shall terminate when the lease expires.

2.	If Party B wishes to renew the lease, Party B shall notify Party A in writing three (3) months prior to expiration of the Lease Agreement, and upon Party A’s consent both parties may negotiate for a new Lease Agreement allowing for Party B to continue the use of the Lease Premises after expiration of the said Lease Agreement. If both parties fail to enter into a new Lease Agreement upon expiration of the Lease Agreement, the tenant/landlord relationship will be deemed terminated. If Party B otherwise continues to occupy and use the Leased Premises after the expiration of the Lease Agreement, it shall pay Party A based on the daily rental fee calculated according to the Lease Agreement previously expired plus 5% of such daily rental fee for each day of the occupying of the Leased Premises, and is not allowed to claim any rights arising out of the application of non fixed-term leases such as month-to-month leases as prescribed by Article 451 of the Civil Code.

III. PREMISES HANDOVER: Party A shall respectively hand over the control over the Leased Premises in its commercially suitable condition to Party B on the day the Lease Agreement becomes effective.

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IV. RENTAL:

1.	Rent for the units of the Leased Premises shall be calculated starting on November 01, 2013, whereas the parking slot rent shall be calculated starting from October 01, 2013. The rent of the leased premises shall be paid on a monthly basis. The rent for the units of the Leased Premises is 312,777 NT Dollars per month and the parking slot rent is 5,000 NT Dollars per month. Total rent for the Leased Premises will be 318,277 NT Dollars per month. The aforesaid total rent includes all applicable taxes.

2.	Upon executing the Lease Agreement, Party B shall deliver checks identified to be cashed on first days of all months in the Lease Period identified, with an aforesaid amount of monthly rent as described in the preceding paragraph and payable to Party A to Party A. After cashing the check each month, Party A shall issue a receipt to Party B, and the receipt will be considered as proof of rent payment.

3.	If any check issued by Party B for the rent payment bounces, the rent for that the corresponding month shall be deemed unpaid by Party B.

4.	In case of any delay in rent payment from Party B, Party B shall pay a 20% annual interest on the deferred rent calculated on the daily basis to Party A. If rent payment is late for more than 15 days, in addition to the aforesaid interest, Party B will pay a penalty the same as the daily rent in amount for each day of the overdue exceeding the 15-day threshold. Party A then will have the right to terminate the Lease Agreement.

5.	Rent for the units of the Leased Premises from date the control over the units of the Leased Premises is handed to the date immediately prior to the date on which the Lease Agreement becomes effective and from March 17, 2015 to March 31, 2015 (the “Rent Exemption Period”) will be waived. However, during the Rent Exemption Period, Party B is still obligated to pay the rent for the parking slots. In the case that Party B fails to make the rent payment during the term of the Lease Period or there is any early termination of the Lease Agreement attributable to the fault/default by Party B, the benefit of such waiver during the aforementioned period will be forfeited. If Party B fails to make the rent payment or causes the Lease Agreement to be terminated prior to its expiration, in addition to being held accountable for any penalty specified in this Lease Agreement, Party B shall also be liable for any rent for the units waived in the Rent Exemption Period.

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V. SECURITY DEPOSIT:

1.	When executing the Lease Agreement, Party B shall pay 954,831 NT Dollars to Party A as a security deposit. If during the Lease Period Party B breaches or defaults the Lease Agreement such as failing to pay the monthly rent, failing to pay the interest on any deferred rent payment, failing to pay the penalty or damaging Party A as the result, Party A may deduct for any amounts owed from the security deposit. If the security deposit is deducted at any point during the Lease Period, Party B will be obligated to make up the deficiency.

2.	If Party B does not renew the lease upon the expiration of the Lease Agreement or when the Lease Agreement becomes terminated without Party B faulting or defaulting, Party A shall return the security deposit without interest to Party B when Party B vacates the Leased Premises (including the relocation of the registered business address, the dissolution of the corporate existence or the relocation of the factory). However, in the event that Party B needs to terminate the Lease Agreement prior to its expiration, Party B will need to process the early termination subject to Article 15, Section 1 of the Lease Agreement and Party A is not obligated to return the aforesaid security deposit.

VI. IMPROVEMENT, SAFETY MAINTENANCE AND REPAIR OF THE LEASED PREMISES:

1.	Within the Lease Period, Party B shall obtain Party A’s approval before performing any renovation, partition and equipment installation of the Leased Premises at Party B’s own expense. However, any above-mentioned performance in no event shall cause any damages to the building structure, safety equipment or exterior appearance.

2.	If Party B needs to use any vacant space or utilize the building’s public area or glass outer walls outside of the Leased Premises to place any advertising signs or boards, Party B will need to submit such request to to the building’s Administrative Committee for approval.

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3.	The safety equipment inside the Leased Premises shall be maintained by Party B during the Lease Period, and storage of combustible, contraband or hazardous articles is strictly prohibited.

4.	During the Lease Period, other than the structural damages as described in Article 1 of the Lease Agreement, Party A shall bear all the obligation and costs to maintain the condition of the Leased Premises. That said, Party B shall be responsible for the maintenance or improvement of any air-conditioning equipment, fire safety and electric power equipment inside the Leased Premises, disregarding whether the original installation or repair was made by Party A.

5.	Party B shall be responsible for repair of other public areas or facilities. Party B may submit such repair or maintenance request directly to the building’s Administrative Committee. Party A shall not be held accountable for any maintenance other than as set forth in Article 1 of the Lease Agreement.

6.	During the Lease Period, Party B shall use the Leased Premises with the precautious obligation that a prudent tenant shall have. In case of any cause attributable to Party B (including Party B’s employees, users and clients) leading to the damages to the Leased Premises, Party B shall be responsible for repair.

7.	The condition of the Leased Premises at the time it is handed over to Party B will be shown by photos attached herein as Appendix 1.

VII. RETURN OF THE LEASED PREMISES:

1.	If Party B does not renew the Lease Agreement after expiration or when the Lease Agreement is terminated, Party B shall return the Leased Premises to Party A on the expiration or termination day. In case of any delay in returning the Leased Premises, Party A may, at its discretion, enter and recover the Leased Premises to which Party B shall have no objection.

2.	After the Lease Agreement expires or the Lease Agreement is terminated, Party B shall unconditionally remove all installed equipment or removable fixtures and restore the Leased Premises to their original condition before returning the Leased Premises to Party A. Party B shall not cause any damage to the building and or existing equipment. In addition, Party A is not obligated to purchase or provide any compensation for any renovation or improvements performed by Party B.

3.	If Party B does not vacate the Leased Premises and leaves behind any removable fixtures, equipment and articles in the Leased Premises after expiration or termination of the Lease Agreement, Party A may dispose the items left on the site as waste, and restore the Leased Premises to its original condition, for which all incurred expenses related to such disposal will be borne by Party B.

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VIII. RESTRICTIONS ON USE OF THE LEASED PREMISES:

1.	Party B shall abide by the regulations set forth by the Building Management Act. If any violation by Party B results in Party A’s loss, Party B shall be liable for the loss.

2.	Party B bears the responsibility for securing any operational permit or business license required by Party B. Party A will provide any necessary assistance by supplying any requisite documents for Party B’s application. If Party B has registered its official registered place of business to the address of the Leased Premises, Party B agrees to amend such registration upon the expiration or termination of the Lease Agreement.

3.	Without the consent or approval of Party A, Party B shall not transfer, assign, lease, sublease or lend the Leased Premises to any third parties for occupancy or use.

4.	The permitted use of the Lease Premises will be that of office and manufacturing. Party B shall follow any local law or regulations regarding the permitted use. In the event that Party B does not use the Leased Premises as indicated in this Section and that violates a law that causes a legal authority to shut down business operations, such event shall not constitute the ground for Party B to terminate this Lease Agreement. Party B will still be liable for the remaining term of the Lease Agreement.

5.	Party B shall not use the Leased Premises as a launching pad to engage illegal businesses and activities.

6.	When executing the Lease Agreement, Party B has been made aware of the current public safety and fire safety condition of the Leased Premises’ public areas and the existence of the relevant emergency exits, and has accepted the condition as is. Unless any subsequent events occur during the Lease Period that causes the current building to endanger the safety and health/welfare of the occupants or critically undermines any emergency evacuation of the occupants, this Lease Agreement may not be subject to early termination by Party B as the result. In the event that Party B chooses to terminate this Leased Otherwise, Party B shall continue to fulfill its obligation as specified in Article 15, Section 1 of the Lease Agreement.

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IX. ABANDONMENT OF INTEREST: During the Lease Period, if Party A decides to secure a security interest on the Leased Premises from a financial institution, Party B shall agree to abandon its interest as a lessee of the Leased Premises if the security interest holder decides to exercise its interest and early terminates the Lease Agreement. Any losses incurred by Party B (including relocation fee and equipment residual value) will be borne by Party A. Party A shall compensate Party B for the losses (the aforesaid equipment residual value refers to the value left from the book value of the equipment deducting the accumulated depreciation). At the same time, Party A shall return the security deposit without interest and all the remaining pre-dated checks received for purpose of rent payment to Party B.

X. TAXES:

1.	All land or property taxes shall be paid by Party A.

2.	Any utilities fees incurred during the renovation or improvement during the Rent Exemption Period shall be paid by Party B.

3.	The building administrative fee and parking slot cleaning fee incurred during the Lease Period, including the period in which rent was exempted as specified in this Lease Agreement shall be paid by Party B. These fees shall be collected by Party A to be paid to the building’s administrative committee. According to current resident regulations, the monthly building administrative fee is 45 NT Dollars per ping and the parking slot cleaning fee is 350 NT Dollars. Accordingly, the Leased Premises will incur a monthly building administrative fee of 15,639 NT Dollars and monthly parking slot cleaning fee of 350 NT Dollars, totaling in 15,989 NT Dollars per month, subject to any adjustment. Any overpayment will be refunded to Party B and any deficiency will be paid by Party B.

4.	According to the building administrative fee and parking slot cleaning fee prescribed in the preceding paragraph, Party B shall upon the execution of the Lease Agreement, issue pre-dated checks for all fees payable on the beginning day of each monthly period during the Lease Period and deliver them to Party A. After cashing the checks each month, Party A will pay the aforesaid fees to the administrative committee for Party B and use the receipt issued by the administrative committee as the evidence of Party B’s payment of the building administrative fee and parking slot cleaning fee. In the event that Party B fails to provide the aforesaid checks to Party A or the pre-dated checks bounce, the Lease Agreement will be deemed terminated.

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5.	Any administrative expenses and business taxes incurred from Party B’s business operation shall be paid by Party B.

6.	Party A shall carry fire insurance for the building of the Leased Premises, whereas Party B shall purchase fire insurance on its own for any improvements and business equipment within the Leased Premises.

7.	If the nature of Party B’s business requires Party B to purchase accident liability insurance under the law, which results in an increase of fire insurance premium for other tenants, Party B shall pay for the increase in premium on behalf of all other tenants.

XI. EQUIPMENT IMPROVEMENT:

1.	Any fumes, exhaust gas and sewage produced from Party B’s business operations shall be filtered and disposed by Party B before being discharged. The discharge shall meet the standards prescribed by environmental protection regulations. In the event the discharge creates pollution to the building, Party B shall be responsible for any cleanup to maintain the environmental quality of the building.

2.	The fire safety and other related preventive equipment required by Party B in its business operations shall be purchased and installed by Party B.

XII. PUBLIC SAFETY INSPECTION, CERTIFICATION AND DECLARATION: Party B shall allow for any public safety inspection, certification and declaration for the exclusive part of the Leased Premises in accordance with the “Regulations for Inspecting and Reporting Buildings Public Security” during the Lease Period at its own expense. If any process requires Party A to provide any certification or documents, Party A shall be cooperative in providing all necessary documentation. In the event that Party B fails to comply with any required regulations or declarations, Party B shall be responsible for all the related liabilities.

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XIII. FIRE SAFETY EQUIPMENT INSPECTION, REPAIR AND DECLARATION: Party B shall perform periodical inspections, repairs and declarations of the public fire safety equipment for the Leased Premises in accordance with the “Standards for Fire Safety Equipment Inspection, Repair and Declaration at a Variety of Sites” during the Lease Period at its expense. In the case that Party B does not perform the inspection and repair at any specified time as required, or the inspection/repair result does not comply with the regulations, Party B shall be responsible for all the related liabilities.

XIV. DEFAULT PANALTIES:

1.	In the event that either party violates the Lease Agreement and still fails to remedy such violation within the time limit after receiving the demand notice from the other party, the non-violating party may terminate the Lease Agreement. In addition to paying an amount equivalent to three months of the rental to the non-violating party as the default fine, the violating party shall also compensate the non-violating party for all other resulting losses/consequential damages.

2.	In the case that the Leased Premises has been damaged and unusable, the Lease Agreement shall be ipso facto terminated. If the cause of the damage is attributable to Party B, Party B shall pay the default fine and compensate for the damage as prescribed by the preceding paragraph.

3.	In the event that Party B refuses to return the Leased Premises after the Lease Agreement expires or the Lease Agreement is terminated, it shall pay Party A a punitive default fine calculated on a daily basis by doubling the daily rent of the last month preceding to the expiration of the Lease Agreement or the termination of the Lease Agreement from the day following the expiration of the Lease Agreement, or the termination of the Lease Agreement until the day the Leased Premises is returned.

XV. EARLY TERMINATION SPECIAL CLAUSES:

1.      If any party wishes to terminate the Lease Agreement prior to the expiration of the Lease Agreement, the terminating party shall notify the other party in writing three months in advance. Unless otherwise specified in the Lease Agreement, both parties agree to the following:

(1) If the early termination is proposed by Party B:

i.	Party B shall pay all rent and expenses for the period occupied. Party A will be entitled to keeping the security deposit because of Party B’s early termination as a variety of a default. However, Party A shall return any pre-dated checks for any remaining time in the Lease Period to Party B.

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ii.	Party B shall forfeit its right to waiver of rent during the Rent Exemption Period as stipulated in Paragraph 5 of Article 4, and shall pay Party A the rent for the Rental Exemption Period.

iii.	If Party B has registered its offical registered business address at the Leased Premises address, Party B shall prompty amend the registration when the Lease Agreement is terminated.

(2)	If the early termination is proposed by Party A:

i.	Party A shall return the security deposit to Party B when Party B vacates the Leased Premises. In addition, Party A shall also pay a default fine equal to two times the security deposit to Party B as compensation.

ii.	When Party B vacates the Leased Premises, Party A shall return all remaining pre-dated checks for the remaining time in the Lease Period to Party B.

2.	Prior to the termination of the Lease Agreement, Party B shall comply with the Lease Agreement to pay for any rent, utilities, administrative fee, common area electric bill, air-conditioner utilization fee, parking slot cleaning fee, gas fee, the fee to reissue the cards to access to the building and the Leased Premises such as those used in vehicles and the entrance into the Leased Premises (to replace the damaged or lost one), any expenses incurred to amend or register official business address and any expenses for restoring the Leased Premises to the condition at the time this Lease Agreement is entered. On the other hand, Party A may exercise its right to directly deduct the amount required to be paid by Party B as specified in this Section from the security deposit in accordance with Sections 1–(1) and (2) of this Article.

3.	Unless otherwise specified in the Lease Agreement, either party shall not request the other party to provide any additional subsidy, compensation or payments of any kind.

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XVI. SPECIAL CLAUSES FOR MAINTENANCE AND REPAIR OF AIR CONDITIONING EQUIPMENT: During the Lease Period, Party A shall hire workers to periodically maintain and repair the air conditioning equipment required for use within the Leased Premises, for which the cost of maintenance is 1,680 NT Dollars per air conditioner unit annually. The Leased Premises is equipped with 30 air conditioner units, and therefore the total maintenance and repair fees incurred during the Lease Period for the air conditioner units shall be 100,800 NT Dollars. According to Paragraph 4 of Article 6, such amount shall all be paid by Party B to Party A upon the execution of the Lease Agreement. In the event that Party B fails to make the payment or the check delivered to Party A for such payment bounces, the Lease Agreement shall be deemed agreed to be terminated.

XVII. AGREED GOVERNING VENUE: Both Party A and Party B are all willing to perform the Lease Agreement in good faith. In the event any disputes arise from the Lease Agreement leading to litigation, all court costs and attorney fees shall be paid by the breaching party. Both parties agree that the Taiwan Taipei District Court shall be the court of competent jurisdiction for the first instance.

XVIII. NOTICE DELIVERY ADDRESSES: Party A’s office for execution of the Lease Agreement shall be the place for the delivery of any notices in relation to the Lease Agreement. Party B’s address for delivery of notice shall be the location of the Leased Premises. Once the notice is delivered to any of the aforesaid addresses, no matter whether the recipient refuses to receive the notice or does not receive the notice for any reasons, the notice shall be deemed to be lawfully delivered, to which both parties shall have no objection.

XIX. MISCELLANEOUS: Any matters not covered by the Lease Agreement shall be supplemented by both parties in writing. The Lease Agreement is made in two copies, and both Party A and Party B shall retain one copy each as proof.

The undersigned:

Party A: Admiral Overseas Corporation

Person in charge: Li, Chao-Hsiung

/s/ Li, Chao-Hsiung

Business registration No.: 33115502

Address: 12F-3, No. 716, Zhongzheng Rd., Zhonghe Dist., New Taipei City

TEL: (02) 82273006

Party B: Applied Optoelectronics Incorporated (AOI) Taiwan

Person in charge: Lin, Chih-Hsiang

/s/ Lin, Chih-Hsiang

Business registration No.: 28410552

Address: 6F-1, No. 700, Zhongzheng Rd., Zhonghe Dist., New Taipei City

TEL: (02) 82279189

Date: September 11, 2013

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